UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

      ☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Post Office Box 8189 (Zip 27893)
3710 Nash Street North
Wilson, North Carolina 27896-1120
(252) 243-5588

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Stockholders (the “Meeting”) of CB Financial Corporation (the “Company”) will be held on May 25, 2006 at 10:00 a.m., Eastern Time, at Something Different, 3342 Airport Boulevard, Wilson, North Carolina 27896.

The Meeting is for the purpose of considering and voting upon the following matters:

1.	Election of three persons who will serve as directors of the Company until the 2009 Meeting of Stockholders or until their successors are duly elected and qualify;

2.	Ratification of the appointment of Dixon Hughes PLLC as the independent auditor for the Company for the fiscal year ending December 31, 2006;

3.	To transact any other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

You can vote at the Meeting if you owned the Company’s common stock on March 23, 2006, the record date. In the event there are not sufficient shares present in person or by proxy to constitute a quorum, the Meeting may be adjourned in order to permit the Company to solicit additional proxies.

By Order of the Board of Directors

/s/ David W. Woodard
David W. Woodard
Secretary
Wilson, North Carolina
April 12, 2006

You may vote your shares in person at the Annual Meeting, electronically or by mail. A form of proxy is enclosed to enable you to vote your shares by mail. Instructions for electronic voting via the Internet are also included with this Proxy Statement. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

PROXY STATEMENT

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
General

This Proxy Statement is being furnished to stockholders of CB Financial Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be used at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held on May 25, 2006 at 10:00 a.m., Eastern Time, at Something Different, 3342 Airport Boulevard, Wilson, North Carolina 27896, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 12, 2006.

The Company’s principal executive offices are located at 3710 Nash Street North, Wilson, North Carolina 27896-1120. The telephone number is (252) 243-5588.

Other than the matters listed on the attached Notice of Annual Meeting, the Board knows of no matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares represented thereby in accordance with their best judgment on any other business that may properly come before the Meeting or any adjournments thereof.

Revocability of Proxy

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company an executed proxy bearing a later date or by attending the Meeting and voting in person. “Street name” stockholders who wish to vote in person at the Meeting will need to obtain a proxy form from the institution that holds their shares.

Solicitation

The cost of solicitation of proxies on behalf of the Board will be paid by the Company. The Company reserves the right to engage a proxy solicitor to help solicit proxies for the Meeting. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers, and regular employees of the Company and its wholly-owned commercial bank subsidiary, Cornerstone Bank (the “Bank”), without additional compensation for doing so. However, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable expenses related to mailing proxy materials to beneficial owners.

Voting Securities

Regardless of the number of shares of common stock owned, it is important that stockholders be present in person or represented by proxy at the Meeting. Stockholders are requested to vote electronically or by completing the enclosed form of proxy and returning it signed and dated in the enclosed postage-paid envelope. If a proxy is properly completed and returned, and not revoked, it will be voted in accordance with the instructions given. If a proxy is returned with no instructions given, the proxy will be voted as follows:

▪	FOR each of the three nominees for election to the Board named in this Proxy Statement

▪	FOR the ratification of Dixon Hughes PLLC as the Company’s independent auditor for the fiscal year ending December 31, 2006.

If instructions are given with respect to some but not all proposals, the proxy holders will follow the instructions given and will vote FOR the proposals on which no instructions are given. If matters not described in this Proxy Statement are presented at the Meeting, the proxy holders will use their own judgment to determine how to vote your shares. We are not now aware of any other matters to be presented except those described in the Proxy Statement. If the Meeting is adjourned, your common stock may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions.

Stockholders Entitled to Vote at the Meeting

The close of business on March 23, 2006 has been fixed by the Board as the record date ("Record Date") for the determination of those stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 1,014,228 shares of common stock. Each share of common stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Meeting.

Quorum

The presence, in person or by proxy, of the holders of at least a majority of shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. Because many of our stockholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Abstentions, broker non-votes and votes withheld from any director nominee will be counted for purposes of determining a quorum, but will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Votes Required for Approval

Election of Directors. In order to be elected, a nominee need only receive a plurality of the votes cast in the election of the applicable class of directors for which he or she has been nominated. As a result, those persons nominated for election that receive the largest number of votes will be elected as directors. No stockholder has the right to vote his or her shares cumulatively in the election of directors.

Ratification of Auditor. The proposal to ratify the appointment of the Company’s independent auditor for the year ending December 31, 2006 will be approved if the votes cast in favor exceed the votes cast opposing.

Proxies should be returned to the Board, and will be tabulated by one or more inspectors of election designated by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any person or group who acquires the beneficial ownership of more than 5% of the Company’s common stock notify the Securities and Exchange Commission (the “SEC”) and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Norman B. Osborn (3) 1504 Canal Drive Wilson, NC 27893	60,057	5.76%
Gregory A. Turnage (4) 4637 Dewfield Drive Wilson, NC 27893	60,035	5.88%
______________________________________________________________________________

[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
2 Based upon a total of 1,014,228 shares of common stock outstanding as of the Record Date, in addition to fully vested options granted under the Director Plan and/or Employee Plan.
3 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes
22,050 shares subject to stock options which have vested or are exercisable within 60 days under the Employee Plan. Also includes 634 shares held in custodial accounts for Mr. Osborn’s minor children.
4 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes
4,770 shares held in custodial accounts for Mr. Turnage’s minor children. Also includes 12,270 shares in a trust for which Mr. Turnage is a trustee. Also includes 17,801 shares Mr. Turnage holds in trust as co-executor of his father’s estate.

Set forth below is certain information as of the Record Date regarding beneficial ownership of Company stock by each of the members of the Board of Directors of the Company (including nominees for re-election at the Annual Meeting), each of the members of the Board of Directors of the Bank, each of the named executive officers of the Company and the Bank, and the directors and all executive officers of the Company and the Bank as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
John Charles Anthony, Jr. (3) 3302 Sweetbriar Place Wilson, NC 27896	13,819	1.35%
Thomas E. Brown III (4) 1517 West Nash Street Wilson, NC 27893	16,307	1.60%
Robert E. Kirkland III (5) 2100 Hermitage Road Wilson, NC 27893	8,339	0.82%
Judy A. Muirhead (6) 2102 Chelsea Drive Wilson, NC 27896	16,003	1.57%
Norman B. Osborn (7) 1504 Canal Drive Wilson, NC 27893	60,057	5.76%
W. Coalter Paxton III (5) 1113 Lakeside Drive Wilson, NC 27896	14,332	1.40%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Gregory A. Turnage (8) 4637 Dewfield Drive Wilson, NC 27893	60,035	5.88%
S. Christopher Williford (9) 2204 Greenwich Lane Wilson, NC 27896	30,783	3.02%
David W. Woodard (10) 105 Ripley Road Wilson, NC 27893	32,254	3.16%
All directors and executive officers as a group (9 people) (11)	251,929	22.99%

______________________________________________________________________________

[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
2 Based upon a total of 1,014,228 shares of common stock outstanding as of the Record Date, in addition to fully vested options granted under the Director Plan and/or Employee Plan.
3 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes 378 shares held in a custodial account for Mr. Anthony’s minor children.
4 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes
8,085 shares held in a trust for which Mr. Brown is a trustee.
5 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan
6 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes 867 shares held in a custodial account for Ms. Muirhead’s minor grandchildren.
7 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes
22,050 shares subject to stock options which have vested or are exercisable within 60 days under the Employee Plan. Also includes 634 shares held in custodial accounts for Mr. Osborn’s minor children.
8 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes
4,770 shares held in custodial accounts for Mr. Turnage’s minor children. Also includes 12,270 shares in a trust for which Mr. Turnage is a trustee. Also includes 17,801 shares Mr. Turnage holds in trust as co-executor of his father’s estate.
9 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes
5,093 shares held in a custodial account for Mr. Williford’s minor children.
10 Includes 6,615 shares subject to stock options which have vested or are exercisable within 60 days under the Director Plan. Also includes 1,527 shares for which Mr. Woodard shares voting and investment power with his children. The number also includes 890 shares held by Mr. Woodard’s spouse. Mr. Woodard disclaims beneficial ownership of such shares.
[11]
Based upon a total of 1,014,228 shares of common stock outstanding along with 81,585 shares underlying stock options which have vested or are exercisable within 60 days under the Director and Employee Plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended December 31, 2005, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide that the number of its directors shall not be less than five nor more than twenty-five. The exact number of directors shall be fixed by the Board prior to the annual meeting of stockholders at which such directors are to be elected. The Board has currently fixed the size of the Board at nine members.

The Company’s Articles of Incorporation and Bylaws provide that, so long as the total number of directors is nine or more, the directors shall be divided into three classes, as nearly equal as possible in number. Each director in a class is elected for a term of three years or until his or her earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified. As a result, there is one class of directors to be elected at the Meeting for a three-year term.

The Board has nominated the three persons named below for election as directors to serve for a three-year term, or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified. All nominees currently serve as directors of the Company.

The persons named in the accompanying form of proxy intend to vote any shares of Company stock represented by valid proxies received by them to elect the three nominees listed below as directors for a three-year term, unless authority to vote is withheld or any proxies are duly revoked. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect another person in his or her stead as the present Board may recommend or to reduce the number of directors to be elected at the Meeting by the number of nominees unable or unwilling to serve (subject to the requirements of the Company’s Articles of Incorporation and Bylaws). The present Board has no reason to believe that any of the named nominees will be unable to serve if elected to office.

The following table sets forth as to each director nominee, his or her name, age, principal occupation during the last five years, when his or her existing term expires and the year he or she was first elected as a director.

NOMINEES FOR TERM ENDING AS OF 2009 ANNUAL MEETING

Name	Age on December 31, 2005	Principal Occupation During Last Five Years	Term Expires	Director of Bank Since	Director of Company Since
Thomas E. Brown III	55	Chairman and Chief Executive Officer, Brown Oil Company, 2005 to present; Owner/Manager, Brown Oil Company until 2005	2006	2000	2005
Judy A. Muirhead	58	Owner/Manager, JAM Properties, JAM Rentals, and JAM Investments	2006	2000	2005
David W. Woodard	56	Law Partner, Connor, Bunn, Rogerson & Woodard, P.L.L.C.	2006	2000	2005

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVE-LISTED NOMINEES FOR ELECTION AS DIRECTORS.

The following table sets forth as to each director continuing in office, his name, age, principal occupation during the last five years, when his existing term expires, and the year he was first elected as a director.

DIRECTORS CONTINUING IN OFFICE

Name	Age on December 31, 2005	Principal Occupation During Last Five Years	Term Expires	Director of Bank Since	Director of Company Since
John Charles Anthony, Jr.	52	Partner, Anthony, Moore & Tabb, P.A. (CPAs)	2007	2000	2005
Robert E. Kirkland III	52	Owner/Manager, Barnes Motor & Parts Co., Inc.	2007	2000	2005
W. Coalter Paxton III	44	President, Paxton Mini Storages, Inc. and PBS Storage, Inc.; Manager, Paxton Bonded Storages, Inc.; Partner, GRECO Development Co., LLC, Pinecrest Development Co., LLC and Pinecrest Holdings Co., LLC; Partner, TBPCC, LLC	2007	2000	2005
Norman B. Osborn	52	President and Chief Executive Officer, CB Financial Corporation and Cornerstone Bank; prior to that Small Business Segment Manager, Centura Bank	2008	2000	2005
Gregory A. Turnage	45	President and owner, PLT Construction, Inc., PLT Concrete Services, Inc., and PLT Utilities, Inc.; Owner, T. & H. Electric, Inc.; Member, GRECO Development Co., LCC, Pinecrest Development Co., LLC, Pinecrest Holdings Co., LLC, Partner TAG Development; Partner, TBPCC, LLC	2008	2000	2005
S. Christopher Williford	47	President, Southern Piping Company, Inc. (mechanical contracting services)	2008	2000	2005

Meetings of the Board and Committees of the Board

The Board of Directors of the Company regularly meets once a month. During the fiscal year ended December 31, 2005, the Board held eleven (11) meetings. All of the members of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during the 2005 fiscal year.

The Board of Directors of the Company has three (3) standing committees to which certain responsibilities have been delegated - the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee. The Board may also appoint directors to serve on other committees as the need arises. The full Board serves as the Stock Option Plan Committee.

Committees of the Bank Board

The Bank’s Board of Directors has five (5) standing committees to which certain responsibilities have been delegated - the Executive Committee, Loan Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee and Audit Committee. The members of the Company’s Audit Committee also make up the Bank’s Audit Committee. The Company’s Nominating and Corporate Governance Committee and Compensation Committee also serve as the Bank’s Nominating and Corporate Governance Committee and Compensation Committee.

The Bank Board may appoint other committees of its members to perform certain more limited functions from time to time.

Director Attendance at Annual Meeting

Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members’ attendance at its Annual Meeting of Stockholders. All Board members attended the 2005 Annual Meeting held on May 26, 2005, during which stockholders voted on the reorganization of the Bank.

Process for Communicating with Board Members

The Company does not have a formal procedure for stockholder communication with our Board. In general, the Company’s directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member(s) of the Board, can be directed to Norm Osborn, the President and Chief Executive Officer, at the Company’s following address with a request to forward the same to the intended recipient: Cornerstone Bank, P.O. Box 8189, Wilson, North Carolina 27893. Alternatively, stockholders may direct correspondence to the Board, or any of its members, in care of the Company at the Company’s address above. All of these communications received will be forwarded to the intended recipient unopened.

Report of the Nominating and Corporate Governance Committee

The Bank’s Board established a Nominating and Corporate Governance Committee on February 4, 2004 (which now serves as the Company’s Nominating and Corporate Governance Committee). This Committee consists of Thomas E. Brown III, W. Coalter Paxton III, Gregory A. Turnage, and John Charles Anthony, Jr. The Company’s Board has determined that each of these members is “independent” as that term is defined by the National Association of Securities Dealers (“NASD”) listing standards. Prior to February 2004, the Bank’s full Board acted as its nominating committee. During 2005, the full Board met once in its capacity as the Nominating Committee and the Nominating and Corporate Governance Committee met once.

The Nominating and Corporate Governance Committee has adopted a written charter, which was attached as an appendix to the Bank’s 2004 Proxy Statement. A copy of this charter is available on the “Investor Relations” page of the Bank’s website at http://www.thecornerstonebank.com. The Committee establishes corporate governance policies, evaluates qualifications of and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

Process for Nominating Directors. The Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. The Committee identifies director nominees from various sources such as officers, directors, and stockholders and in 2005 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a Committee-recommended nominee. The Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Company stock ownership. Where appropriate, the Committee will ultimately recommend nominees whom it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company. Additional factors the Committee may consider in evaluating candidates include: (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) lack of potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Company; (viii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or qualify as an “audit committee financial expert;” (ix) executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and (x) the size and composition of the existing Board. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

Before nominating a current director for re-election at an Annual Meeting, the Committee will consider the director’s performance on the Board and whether the director’s re-election will be consistent with any corporate governance policies of the Company.

Stockholder Nominations. In addition, the Nominating Committee will consider nominees for the Board by stockholders that are proposed in accordance with the advance notice procedures in the Company’s Bylaws which are described in the section of this Proxy Statement entitled “Date for Receipt of Stockholders’ Proposals.” Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Company within the time period provided in those procedures. Written notice of an intent to nominate a director candidate at an Annual Meeting must be given either by personal delivery or by U.S. mail, postage prepaid, to the Corporate Secretary.

The notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the nominating stockholder is a stockholder of record of common stock entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to applicable proxy rules had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Bank if so elected. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements and the advance notice procedure. If you are interested in recommending a director candidate, you may request a copy of the Company’s Bylaws by writing the Corporate Secretary at the address set forth on the front page of this Proxy Statement.

Compensation Committee

The Company’s Compensation Committee is composed of David W. Woodard, Thomas E. Brown III, Robert E. Kirkland III, and W. Coalter Paxton III. The Board has determined that each of these members is “independent” under NASD listing standards. This Committee determines the compensation of the executive officers of the Company and the Bank. The salary of each executive officer is determined based upon the executive officer’s contributions to the Company’s and the Bank’s overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Committee also compares the compensation of the executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Bank’s market area. In addition, the Committee receives the recommendations of the Chief Executive Officer, Norman B. Osborn, for the compensation to be paid to executive officers, and after due deliberation determines the compensation of those executive officers and the Chief Executive Officer. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the executive compensation program consist of base salary, annual cash incentive compensation and stock option incentives. Mr. Osborn participates in the deliberations of the Committee regarding compensation of executive officers other than himself. He does not participate in discussions or decisions regarding his own compensation. The Compensation Committee met two (2) times during the fiscal year ended December 31, 2005.

Report of the Audit Committee

The Company’s Audit Committee is composed of John Charles Anthony, Jr., Judy A. Muirhead and Gregory A. Turnage. The Board has determined that each of these members is “independent” under NASD listing standards.  In addition, the Board has determined that Gregory A. Turnage and John Charles Anthony, Jr. qualify as “audit committee financial experts” as defined under applicable rules and regulations.

On June 8, 2005, the Board of Directors of the Company adopted a revised written charter for the Audit Committee. The charter is reviewed annually, and amended as needed, by the Committee. The charter is attached to this Proxy Statement as Appendix A.

In accordance with its written charter, the Committee meets on an as-needed basis, but not less than twice annually, and (i) oversees the independent auditing of the Company and the Bank; (ii) arranges for periodic reports from the independent auditors, from management of the Company and the Bank, and from the internal auditor of the Company and the Bank in order to assess the impact of significant regulatory and accounting changes and developments; (iii) advises the Board regarding significant accounting and regulatory developments; (iv) reviews the Company’s policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) develops and implements the Company’s policies regarding internal and external auditing and appoints, meets with and oversees the performance of those employed in connection with those audit functions; (vi) reviews the annual and other reports to the SEC and the annual report to the Company’s stockholders, and (vii) performs other duties as may be assigned to it by the Board.  The Committee met two (2) times during the fiscal year ended December 31, 2005.

The Committee reviewed and discussed with the Company’s independent auditor all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and reviewed and discussed the audited financial statements of the Company, both with and without management present. In addition, the Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” and discussed with the auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. Based upon its review and discussions with management and the independent auditor referenced above, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for filing with the SEC. The Committee also appointed the independent auditor and the Board concurred with the appointment.

John Charles Anthony, Jr.
Judy A. Muirhead
Gregory A. Turnage

Director Compensation

Directors’ Fees. Each director receives a fee of $200 for each Board meeting attended. Each director receives an additional fee of $100 for each Board Committee meeting attended, except for Mr. Osborn.

Director Stock Option Plan. On August 31, 2003, each director was granted 6,300 options under the Cornerstone Bank Director Stock Option Plan (the “Director Plan”) (all options have been adjusted to give effect to the 5% stock dividends paid on May 31, 2004 and August 26, 2005). For further information on the Director Plan, see “Management Compensation - Stock Option Plans.” No additional options were granted in 2004 or 2005.

Executive Officers

The following table sets forth certain information with respect to the persons who are executive officers of the Company.

Name	Age on December 31, 2005	Positions and Occupations During Last Five Years	Employed By the Bank Since	Employed By the Company Since
Norman B. Osborn	52

President and Chief Executive Officer of the Bank since March 2000; President and Chief Executive Officer of the Company since May 2005; prior to that Small Business Segment Manager for Centura Bank from 1997 to February 1999.
			March 2000	May 2005
John Charles Anthony, Jr.	52	Partner, Anthony, Moore & Tabb, P.A. (CPAs); Treasurer of the Company since May 2005; Director of the Company since 2005; Director of the Bank since 2000; not an employee of the Company or Bank.	N/A	N/A
David W. Woodard	56

Law Partner, Connor, Bunn, Rogerson & Woodard, P.L.L.C.; Secretary of the Company since May 2005; Director of the Company since 2005; Director of the Bank since 2000; not an employee of the Company or Bank.
			N/A	N/A

Management Compensation

Summary Compensation Table. The following table shows, for the fiscal years indicated, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for that year, to Norman B. Osborn, the Chief Executive Officer of the Company and the Bank, and the Company’s executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities.

		Annual Compensation			Long Term Compensation		All Other Compensation(4)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards	Securities Underlying Options/SARs (#)
Norman B. Osborn, President and Chief Executive Officer	2005 2004 2003	$131,667 $125,217 $121,200	$30,000 $11,500 $16,640	— — —	$6,048 (2) 0 0	0/0 0/0 26,000/0 (3)	$11,194 (5) $9,138 (6) $8,472 (7)
________________________________
[1]	Perquisites for the fiscal year indicated did not exceed the lesser of $50,000 or 10% of reported salary and bonus.
[2]
A total of 1,486 shares underlying options were granted to Mr. Osborn under the Company’s Employee Stock Purchase Plan. The Employee Stock Purchase Plan enables employees to purchase Company stock at a below market price. Mr. Osborn’s options had an exercise price of $10.93 per share. The difference between the exercise price and the closing market price on the date the options were granted was $4.07 per share, for a total of $6,048.02.

[3]
A total of 20,000 options were granted to Mr. Osborn on August 31, 2003 as an employee of the Bank pursuant to the Employee Plan. An additional 6,000 options were granted to Mr. Osborn on August 31, 2003 as a director of the Bank pursuant to the Director Plan. The options entitle Mr. Osborn to purchase, at any time after vesting and before August 13, 2013, shares of Company stock in exchange for an exercise price of $10.43 per share (which exercise price has been adjusted to give effect to the 5% stock dividend paid on May 31, 2004 and August 26, 2005). All of the original 26,000 options granted to Mr. Osborn are fully vested. As of December 31, 2005, the total number of shares underlying options equals 28,665, after adjusting to give effect to the 5% stock dividend paid on May 31, 2004 and August 26, 2005.

[4]	Unless otherwise noted, “All Other Compensation” consists of contributions made by the Bank to the 401(k) plan for the benefit of the designated officer for the fiscal year indicated.
[5]
For 2005, “All Other Compensation” consists of: (i) $9,790, the amount of the Bank’s matching contributions under its 401(k) plan for Mr. Osborn, and (ii) $1,404, the amount of income imputed to Mr. Osborn under bank-owned life insurance (“BOLI”) policies (a portion of the whole life insurance premiums paid for Mr. Osborn in lieu of term life insurance premium payments for the equivalent death benefit coverage).

[6]
For 2004, “All Other Compensation” consists of: (i) $8,403, the amount of the Bank’s matching contributions under its 401(k) plan for Mr. Osborn, and (ii) $735, the amount of income imputed to Mr. Osborn under BOLI policies (a portion of the whole life insurance premiums paid for Mr. Osborn in lieu of term life insurance premium payments for the equivalent death benefit coverage).

[7]
For 2003, “All Other Compensation” consists of: (i) $8,472, the amount of the Bank’s matching contributions under its 401(k) plan for Mr. Osborn, and (ii) the amount of income imputed to Mr. Osborn under BOLI policies (a portion of the whole life insurance premiums paid for Mr. Osborn in lieu of term life insurance premium payments for the equivalent death benefit coverage). However, due to the fact that BOLI policies were purchased on December 31, 2003 and the imputed income for the BOLI policies was de minimus for that fiscal year, no imputed income amount for the BOLI policies is included in “All Other Compensation.”

Employment Agreement. The Bank has entered into an employment agreement with Norman B. Osborn, President and Chief Executive Officer, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement currently provides for an annual base salary of $135,000 (an increase from fiscal year 2005) and for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, unless notice of a non-extension is given by either party, the agreement is extended automatically for an additional year so that the remaining term will always be no less than two and no more than three years. The agreement provides that the base salary shall be reviewed by the Board not less often than annually. In addition, the agreement provides for participation in other bonus, pension, profit-sharing or retirement plans maintained by the Bank, as well as fringe benefits normally associated with the Mr. Osborn’s office such as minimum life insurance coverage in an amount equal to three times the executive’s salary. The agreement provides that Mr. Osborn may be terminated by the Bank for cause, as defined in the agreement, and that his employment may otherwise be terminated by the Bank (subject to vested rights) or by him.

In addition, the agreement provides for an initial salary that includes the amount necessary to reimburse Mr. Osborn for all monthly dues for membership in the Wilson Country Club, and an additional gross up payment to the extent necessary to cover any taxes payable as a result.

The agreement provides that upon a change in control, the employment agreement is automatically extended for an additional four-year period (the “Extended Term”). Mr. Osborn may elect, following any termination or breach of the employment agreement by the Bank (or successor entity), to terminate the agreement at any time during the first two years of the Extended Term by giving thirty days advance written notice. In the event he provides such notice of termination, he will receive an amount equal to 2.95 times the average annual compensation paid by the Bank to Mr. Osborn during the five calendar years immediately preceding the calendar year in which the change in control occurs.

For purposes of the agreement, a “change in control” means (i) the election of directors constituting more than one-half of the Board who, prior to their election, were not nominated for election by at least a majority of the Board as then constituted; (ii) if any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company that, when added to all other shares of the Company beneficially owned by such person, would entitle that person to voting power in the election of directors equal to or greater than a majority of all voting power, or (iii) the sale or other transfer for consideration of substantially all of the Company’s assets to a third party unless such third party is controlled by the Company.

Incentive Compensation Plan. The Bank has adopted three separate Annual Incentive Compensation Plans (collectively, the “Incentive Plans”) for all employees of the Bank, the Bank’s management team and the Bank’s Chief Executive Officer. Eligibility for each Incentive Plan is granted as follows: for the Employee Incentive Plan, to all of the Bank’s employees who are in good standing; for the Management Team Incentive Plan, to all of the Bank’s executive management personnel in good standing, except the Chief Executive Officer; and for the CEO Incentive Plan, to the Bank’s Chief Executive Officer. The Incentive Plans are approved and administered by the Company’s Compensation Committee. Participants in each Incentive Plan are eligible to receive an annual cash incentive award (“Incentive Award”) based upon the following criteria: achieving personal goals as per individual performance plans, individual contributions to the team goals, personally reflecting the Bank’s core values, salary range, extraordinary contributions to the Bank, attendance, customer complaint resolution, expense control, avoiding losses individually which are personally attributable, and years of service.

Incentive Awards for employees are determined annually by the Bank’s Chief Executive Officer and executive management team. Incentive Awards for the management team are determined annually by the Bank’s President and the Compensation Committee. Incentive Awards for the Chief Executive Officer are determined annually by the Compensation Committee. All Incentive Awards are then approved by the Compensation Committee. Each individual’s Incentive Award is determined by a formula that links the individual’s combined weighted percentage performance ranking and compensation level with attainment of corporate and individual goals and objectives. Incentive Awards under the Incentive Plan are paid annually. The minimum individual Incentive Award under the Employee Incentive Plan is 5% of a participant’s salary multiplied by a factor of the percentage of the year worked. However, if avoidable losses exceed individual loss goals, then no incentive will be paid to that employee regardless of team performance. There is no cap on incentives that may be awarded under the Incentive Plans.

Bank-Owned Life Insurance. On December 31, 2003, the Bank purchased bank-owned life insurance (“BOLI”) policies insuring the lives of five officers including, Norman B. Osborn, Robert H. Ladd III, G. Brooks Batchelor, Robert W. Kernodle and Dora Kicklighter. All premiums due under the policies were paid by the Bank upfront in one lump sum which totaled $1.2 million. The Bank did not pay any additional BOLI premiums in 2004 or 2005.  The Bank is the owner of the BOLI policies and is entitled to the full cash surrender value of the policies. The purpose of this type of investment is to help offset the cost of employee benefits. Upon the insured’s death, the net death benefit is divided equally between the insured’s named beneficiary and the Bank. The current net death benefit for each of the named executives under the BOLI policies are as follows: for Mr. Osborn—$500,000; for Messrs. Ladd, Batchelor and Kernodle—$400,000; and for Ms. Kicklighter—$200,000.

401(k) Profit Sharing Plan. The Bank has established a contributory savings plan for its employees that meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All employees who have completed six months of service and who are at least 18 years of age may elect to contribute up to 15% of their compensation each year, subject to certain maximums imposed by federal law. Each year, the Bank matches the first 6% of each participant’s contribution. For purposes of the 401(k) sharing plan, compensation means a participant’s compensation received from the employer as reported on Form W-2.

Participants are fully vested in amounts that they contribute to the plan. Participants are fully vested in amounts contributed to the plan on their behalf by the Bank as employer matching contributions after four years of service, with 25% vesting each year.

Benefits under the plan are payable in the event of a participant’s retirement, death, disability or termination of employment.  Normal retirement age under the plan is 65 years of age.

Amended Employee Stock Purchase Plan. On May 26, 2005, the Bank’s stockholders approved the Cornerstone Bank 2005 Amended Employee Stock Purchase Plan (the “Stock Purchase Plan”) which was adopted by the Board of the Company on March 23, 2005. The purpose of the Stock Purchase Plan is to provide employees of the Company and the Bank the opportunity to acquire an ownership interest in the Company through the purchases of Company stock at a price below current market prices. It is the intention of the Company that the Stock Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Description of the Stock Purchase Plan. The following description of the Stock Purchase Plan is a summary of its terms and is qualified in its entirety by reference to the Stock Purchase Plan.

Administration. The Stock Purchase Plan is administered and interpreted by the Stock Option Plan Committee of the Board, which is composed of the Board of Directors as a whole (the Committee is referred to herein as the Administrator). The Administrator has full authority to make, administer and determine all questions of interpretation or application of the Stock Purchase Plan consistent with Section 423 of the Code. Any determination or decision made by the Administrator is final and binding on all participants.

Term of Plan and Offering Periods. The Stock Purchase Plan provides for a maximum term of 10 years, subject to earlier termination due to termination by the Board or issuance of all shares available for option. Options are awarded and exercisable under the Stock Purchase Plan in a series of offering periods. Each offering period lasts 12 months commencing on January 1 (the “Offering Date”) of each year and ending on December 31 of that year (the “Expiration Date”). The Administrator has the authority to set different commencing and ending dates for any offering period (provided no offering period may exceed 27 months).

Eligible Employees. The Stock Purchase Plan is open to all “Eligible Employees” of the Company or the Bank except employees who (i) have been employed by the Company or the Bank for less than 12 months preceding the date of grant of options, (ii) customarily work 20 hours or less per week, (iii) customarily are employed for five months or less per year and (iv) own stock or hold options, or would hold options as a result of an award, to purchase more than 5% of the total combined voting power or value of the Company’s common stock.

Options Available for Grant. The Administrator has the discretion to determine how many shares out of the 40,000 reserved for issuance under the Stock Purchase Plan will be made available for grant during each Offering Period. For each Offering Period after the first, the number of shares available for grant will be the number of options determined by the Administrator plus the number of options made available but not purchased during any prior Offering Period. The number of shares reserved for issuance is adjusted to account for stock splits that may occur.

Grant of Options. Eligible Employees as of any offering date (which is the first business day of any offering period) shall be granted an option to purchase whole shares of Company stock during the offering period. The number of shares each Eligible Employee is entitled to purchase under that option is determined by (1) dividing the Eligible Employee’s annual rate of compensation by the total compensation for all Eligible Employees and (2) multiplying the resulting quotient by the total number of shares made available for grant by the Administrator during the Offering Period.

For purposes of the Stock Purchase Plan, the term “compensation” includes an Eligible Employee’s annualized regular, fixed base salary, wages based on the Eligible Employee’s salary or wage rate (and number of hours per week) in effect at the time of grant as well as one half of all annualized commissions earned by the Eligible Employee. Compensation does not include any bonus, overtime payment, incentives, contribution by an employer corporation to an employee benefit plan or other similar payment or contribution.

Option Price. The option price per share for which Company stock will be sold in any offering period is the lesser of 85% of (A) the fair market value of the Company stock on the date of grant or (B) the fair market value of the Company stock on a Purchase Date (“Option Price”).

Participation by Employees. Participation by Eligible Employees in the Stock Purchase Plan is voluntary. During the first 15 days of December during an Offering Period, an Eligible Employee may elect to purchase shares pursuant to his or her option. In order to make an election to participate, the Eligible Employee must submit a written election notice on a form supplied by the Company indicating the number of shares under option he or she wishes to purchase (the “Elected Shares”). The election notice must be accompanied by full payment of the Option Price for all Elected Shares. Payment for Elected Shares also may be made by accumulated payroll deductions made by the Eligible Employee to the Bank under the payroll deduction plan described below. If an Eligible Employee elects to purchase a number of shares greater than the number of which could be purchased with funds credited to him or her under the payroll deduction plan, then the Eligible Employee must submit payment of the remaining aggregate Option Price due for those excess Elected Shares along with his or her election notice. Election notices are irrevocable and may not be altered after receipt by the Company.

The failure of an Eligible Employee to deliver an election notice to the Company during the election period is the same as an election by the Eligible Employee not to purchase any shares under his or her option. Any and all remaining shares covered by that option for which an election notice is not received by the Company during the election period will be forfeit. On the Expiration Date, that option will immediately terminate and be of no further force or effect and the remaining shares covered by that option will again be made available for future option grants under the Stock Purchase Plan.

If payment of the Option Price for any Elected Shares is not received by the Company, then the Eligible Employee’s election notice will not be effective as to those shares and he or she will not be allowed to purchase those shares on the Purchase Date for that offering period and the remaining option will terminate.

As promptly as practicable after Elected Shares are purchased on the last business day of the Offering Period, the Company will issue certificates for common stock to the Eligible Employee reflecting the shares purchased upon exercise of his or her option. Options granted to Eligible Employees are not assignable or transferable. In addition, Eligible Employees have no interest or voting right in shares of common stock covered by his or her option until the option has been exercised and shares have been purchased.

Payroll Deduction Plan. Any Eligible Employee may participate in a payroll deduction plan under which a specified amount will be deducted from each payment of his or her salary or wages received on or before the Expiration Date of the Eligible Employee’s option. Eligible Employees elect to participate in the payroll deduction plan by submitting a written payroll deduction authorization to the Bank. All payroll deductions made by the Bank at the Eligible Employee’s written instruction will be held by the Bank as custodian in an interest-bearing deposit account established for the payroll deduction plan. The payroll deduction authorization must be on a form supplied by the Company and specify a dollar amount to be withheld from each salary or wage payment. All payroll deduct funds and any interest accrued will be credited to the Eligible Employee on the Bank’s books and records and applied toward the purchase of Elected Shares. The amount of each deduction may not exceed the aggregate option price for all shares covered by the Eligible Employee’s option which have not yet been purchased, divided by the Eligible Employee’s compensation (as defined in the Stock Purchase Plan for purposes of each offering period).

Upon receipt by the Bank of an Election Notice from an Eligible Employee participating in the payroll deduction plan, the Bank will deduct the aggregate option price from the funds credited to the Eligible Employee on the Bank’s books and records (but not more than the aggregate amount then credited to the Eligible Employee).

Limitations on Shares to be Purchased. No Eligible Employee is entitled to purchase stock under the Stock Purchase Plan at a rate which, when aggregated with his or her rights to purchase Company stock under all other employee stock benefit plans of the Company, exceeds $25,000 in fair market value, determined as of the Expiration Date for each calendar year in which the Eligible Employee participates in the Stock Purchase Plan. The Company may automatically suspend the payroll deductions of any participant as necessary to enforce this limit. In addition, no more than 40% of the shares available for option may be granted to any one participant.

Options Granted/Shares Purchased. At this time, 16 employees are eligible to participate in the Stock Purchase Plan.

As of December 31, 2005, 11 employees elected to pay for options to purchase shares of Company stock, and, as of that date, had purchased an aggregate of 6,880 shares of common stock. As set forth in the section titled “Option Price” above, cash consideration was paid by employees for the options exercised under the Stock Purchase Plan.

Termination of Employment. Termination of an Eligible Employee’s employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee immediately terminates his or her participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the Eligible Employee’s account will be returned to him or her or, in the case of the Eligible Employee’s death, to his or her legal representative.

Capital Changes. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the Stock Purchase Plan, the number of shares to which any outstanding option relates and Option Price will be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding.

Restriction of Shares; Notice of Disposition. Each participant must notify the Company in writing if he or she disposes of any of the shares purchased pursuant to the Stock Purchase Plan within two years from the date of grant of the option or within one year from the date the shares were purchased (the “Notice Period”). The Company must, during the Notice Period, place a legend or legends on any certificate for shares of common stock purchased under the Stock Purchase Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. Each participant is obligated to provide notice of dispositions during the Notice Period despite the placement of a legend on the certificates.

Amendment or Termination of the Stock Purchase Plan. The Board may amend, terminate or extend the term of the Stock Purchase Plan, except that any termination will not affect previously granted options, nor may any amendment make any change to a previously granted option that would adversely affect the right of any participant. Any amendment that would (a) increase the number of shares that may be issued under the Stock Purchase Plan or (b) change the designation of the employees (or class of employees) eligible for participation in the Stock Purchase Plan must be approved by at least two-thirds of the Company’s stockholders within 12 months of the amendment’s adoption.

Notwithstanding the foregoing, the Board may make such amendments as the Board determines to be advisable, if the continuation of the Stock Purchase Plan or any offering period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Stock Purchase Plan was adopted by the Board.

Federal Income Tax Consequences. In general, a participant will not recognize income at the time of the grant of an option under the Stock Purchase Plan (i.e., on an Offering Date) or on the purchase of shares of common stock upon the exercise of an option (i.e., on a Purchase Date). No deduction will be allowable to the Company or its affiliates in connection with either the grant of an option or the issuance of shares of common stock upon exercise of an option.

If a participant sells, gives or otherwise disposes of shares of Company stock acquired under the Stock Purchase Plan more than two years after the Offering Date and more than one year after the Purchase Date (the “Required Holding Period”) or in the even of a participant’s death, the participant will recognize ordinary income for federal income tax purposes equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the date of disposition or death, over the amount paid for the shares or (b) the excess of the fair market value of the shares on the Offering Date over the amount paid for the shares. In addition, any gain recognized on disposition in excess of the ordinary income resulting will be capital gain, and any loss recognized will be capital loss. No deduction for federal income taxes will be allowed to the Company or its affiliates upon a participant’s death or upon disposition of the shares acquired after the Required Holding Period.

If a participant sells, gives or otherwise disposes of shares acquired under the Stock Purchase Plan prior to the expiration of the Required Holding Period (other than after his or her death), the participant will recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares as of the Purchase Date over the amount paid for the shares. In addition, any gain recognized on disposition in excess of the ordinary income resulting will be capital gain, and any loss recognized will be capital loss. The Company or its affiliates will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized upon disposition of shares by participants during the Required Holding Period, provided certain income tax reporting requirements are satisfied.

The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Stock Option Plans. On June 29, 2000 the stockholders of the Bank approved two stock option plans, the Cornerstone Bank Employee Stock Option Plan (the “Employee Plan”) for employees of the Bank and the Director Plan for directors of the Bank. The Employee Plan and the Director Plan are referred to collectively as the “Plans.” In connection with the reorganization of the Bank into holding company form, the Company assumed the Bank’s obligations under the Plans and the Company’s common stock now underlies the participants’ options.

Both Plans are designed to attract and retain qualified personnel in key positions, to provide directors and employees, as applicable, with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward directors and employees for outstanding performance. The Plans provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code or nonqualified or compensatory stock options. Officers and employees of the Company and the Bank, who may or may not be directors as well, are eligible to receive incentive stock options and non-employee directors are eligible to receive nonqualified stock options.

Description of the Stock Option Plans. The following description of the Plans is a summary of their terms and is qualified in its entirety by reference to the Plans.

Administration. The Plans are administered and interpreted by the Stock Option Plan Committee of the Board that is composed of two or more “nonemployee directors” as that term is defined by the rules and regulations of the Exchange Act. The Board or the Committee determines which persons will be granted options under the Plans, whether options will be incentive or nonqualified options, the number of shares subject to each option, and when options become exercisable.

Stock Options. No more than 40% of the shares set aside for options may be allocated to any one participant under each of the Plans. The Plans provide that all options will have an option exercise price of not less than the fair market value of a share of Company stock on the date of grant. The fair market value will be determined by the Committee based on market information and the advice of an independent brokerage firm.

All options granted to participants under the Plans become vested and exercisable at the rate determined by the Committee when making an award. Unvested options may not vest after a participant’s employment with or service to the Company is terminated for any reason other than the participant’s death or disability. Unless the Committee specifically states otherwise at the time an option is granted, all options granted to participants become vested and exercisable in full on the date an optionee terminates his employment with or service to the Company because of his death or disability. In addition, all stock options become vested and exercisable in full in the event of a change in control of the Company, as defined in the Plans. Options granted under the Plans may have a term of up to ten years. Stock options are non-transferable except by will or the laws of descent and distribution. Payment for shares purchased upon the exercise of options may be made in cash, by check, bank draft or money order. On December 20, 2005, upon recommendation of the Stock Option Plan Committee, the Board accelerated vesting of all unvested options so that, at this time, every participant’s options are 100% vested. This decision was motivated by the implementation of new accounting rules involving options, which would have resulted in greater tax liabilities for the Company if the options had not been accelerated.

Number of Shares Covered by the Plans. A total of 76,461 shares of common stock are reserved for issuance to directors pursuant to the Director Plan. A total of 76,461 shares of common stock are reserved for issuance to employees pursuant to the Employee Plan. These percentages of shares allocated to the Plans are the maximum amounts allowed under North Carolina and FDIC banking regulations. In lieu of issuing authorized but unissued shares upon the exercise of options, the Company may elect to purchase shares in the open market to fund exercises of options. To the extent that exercised options are funded by authorized but unissued shares, the percentage of ownership interests of existing stockholders will be diluted. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the Plans, the number of shares to which any option relates and the exercise price per share under any option will be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding. Options available for issuance under the Plans have been adjusted to give effect to an 11-for-10 stock split effected in the form of a 10% stock dividend paid on May 15, 2002, a 21-for-20 stock split effected in the form of a 5% stock dividend paid on May 15, 2003, a 21-for-20 stock split effected in the form of a 5% dividend paid on May 31, 2004, and a 21-for-20 stock split effected in the form of a 5% dividend paid on August 26, 2005. No cash consideration will be paid by employees or directors for the award of these options under either Plan.

Amendment and Termination of the Plan. Unless sooner terminated, the Plans will continue in effect for a period of ten years from the date the Plans were approved by the Bank’s stockholders and became effective by their terms. The Board may at any time alter, suspend, terminate or discontinue the Plans, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Board may not, without the consent of the optionee, make any alteration that would deprive the optionee of his rights with respect to any previously granted option. Termination of the Plans would not affect any previously granted options.

Federal Income Tax Consequences. Under current provisions of the Code, the federal income tax treatment of incentive stock options and nonqualified stock options is different. Options granted to employees under the Employee Plan and options granted only to employee-directors under the Director Plan may be “incentive stock options,” which are designed to result in beneficial tax treatment to the recipient, but not a tax deduction to the Company.

The holder of an incentive stock option generally is not taxed for federal income tax purposes on either the grant or the exercise of the option. However, the optionee must include in his or her federal alternative minimum tax income any excess (the “Bargain Element”) of the acquired common stock’s fair market value at the time of exercise over the exercise price paid by the optionee. Furthermore, if the optionee sells, exchanges, gives or otherwise disposes of such common stock (other than in certain types of transactions) either within two years after the option was granted or within one year after the option was exercised (an “Early Disposition”), the optionee generally must recognize the Bargain Element as compensation income for regular federal income tax purposes. Any gain realized on the disposition in excess of the Bargain Element is subject to recognition under the usual rules applying to dispositions of property. If a taxable sale or exchange is made after such holding periods are satisfied, the difference between the exercise price and the amount realized upon the disposition of the Company stock generally will constitute a capital gain or loss for tax purposes. The Company generally would not recognize gain or loss or be entitled to a deduction upon either the grant of an incentive stock option or the optionee’s exercise of an incentive stock option. However, if there were an Early Disposition, the Company generally would be entitled to deduct the Bargain Element as compensation paid to the optionee.

Options granted to nonemployee directors under the Director Plan are “nonqualified stock options.” In general, the holder of a nonqualified stock option will recognize compensation income equal to the amount by which the fair market value of common stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the nonqualified stock option. The Company would not recognize any income or be entitled to claim any deduction upon the grant of a nonqualified stock option. At the time the optionee is required to recognize compensation income upon the exercise of the nonqualified stock option, the Company would recognize a compensation expense and be entitled to claim a deduction in the amount equal to the compensation income.

The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Options Granted. At this time, nine persons are eligible to participate under the Director Plan. Approximately 12 persons are eligible to participate under the Employee Plan.

As of December 31, 2005, nine directors had been granted options to purchase an aggregate of 59,535 shares of common stock, each option having an exercise price of $10.43 (as adjusted for the May 31, 2004 5% stock dividend and the August 26, 2005 5% stock dividend). Of these options granted under the Director Plan, all have vested pursuant to a December 2005 Board decision in which the vesting of the options was accelerated to save certain tax expenses the Company otherwise would have faced. The nonqualified options will expire on August 31, 2013. No cash consideration was paid by directors for the awards of the options under the Director Plan.

As of December 31, 2005, 12 employees have options to purchase an aggregate of 62,840 shares of common stock, each option having an exercise price of $10.43 (as adjusted for the May 31, 2004 5% stock dividend and the August 26, 2005 5% stock dividend). Of these options granted under the Employee Plan, all have vested pursuant to a December 2005 Board decision in which the vesting of the options was accelerated to save certain tax expenses the Company otherwise would have faced. The incentive options expire on August 31, 2013. No cash consideration was paid by employees for the awards of the options under the Employee Plan.

No additional options were granted in 2005.

The following table provides information with respect to stock option grants in the past year to Norman B. Osborn, the Company’s President and Chief Executive Officer, and the Company’s executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities, during the fiscal year ended December 31, 2005.

Option/SAR Grants in Last Fiscal Year (Individual Grants)

Name	Number of Securities Underlying Options/SARS Granted (#)	Percent of Total Options/SARS Granted to E mployees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date(2)
Norman B. Osborn	1,486(1)	14.6%	$10.93	Dec. 31, 2005
____________________________________

[1]
A total of 1,486 restricted shares underlying options were granted to Mr. Osborn under the Company’s Employee Stock Purchase Plan. The Employee Stock Purchase Plan enables employees to purchase Company stock at a below market price. Mr. Osborn’s options had an exercise price of $10.93 per share.

[2]
Under the Employee Stock Purchase Plan, employees must elect at the beginning of the fiscal year whether to purchase Company stock at a discount to the market price. At the end of the fiscal year, employees are allowed to exercise options granting them the right to purchase restricted Company shares at the discounted price. Such options must be exercised between December 15 - 31, 2005. Otherwise, such options are forfeited.

The following table provides information with respect to outstanding stock options held by Norman B. Osborn, the Company’s President and Chief Executive Officer, and the Company’s executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities, during the fiscal year ended December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(1)		Value of Unexercised in-the-Money Options/SARs at Fiscal Year End(4)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Norman B. Osborn	1,486(2)	$6,048	28,665(3)	0	$130,999	$0
_______________________________________________________________

[1]	All stock options were granted as of August 31, 2003 and have been adjusted to reflect the 5% stock dividends paid on May 31, 2004 and August 26, 2005.
[2]
A total of 1,486 restricted shares underlying options were granted to Mr. Osborn under the Company’s Employee Stock Purchase Plan. The Employee Stock Purchase Plan enables employees to purchase Company stock at a below market price. Mr. Osborn’s options had an exercise price of $10.93 per share. The difference between the exercise price and the closing market price on the date the options were granted was $4.07 per share, for a total of $6,048.02.

[3]
These options, granted pursuant to the Director and Employee Plans, entitle Mr. Osborn to purchase, at any time after vesting and before August 31, 2013, shares of common stock in exchange for an exercise price of $10.43 per share. Of the 27,300 options granted to Mr. Osborn, 100% have become vested. As of December 31, 2005, the total number of shares underlying options equals 28,665, after adjusting to give effect to the 5% stock dividend paid on May 31, 2004 and August 26, 2005.

[4]	Dollar amounts shown represent the fair market value of stock options held as of December 31, 2005. All of Mr. Osborn’s options were “in-the-money” at such date. Options are only considered “in-the-money” if the fair market value of common stock exceeds the exercise price or base price of the options. At December 31, 2005, the price paid for common stock in the last trade known to management to have occurred prior to December 31, 2005 was $15.00, which trade occurred on December 23, 2005.

Equity Compensation Plan Information

The following table presents the numbers of shares of Company Stock to be issued upon the exercise of outstanding options, the weighted-average price of the outstanding options and the number of options remaining that may be issued under the Director and Employee Plans and the 2005 Amended Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	122,375(1)	$10.43	65,667

Equity compensation plans not approved by our stockholders	- 0 -	N/A	- 0 -

Total	122,375	$10.43	65,667
_______________________________________________________________

[1]
Of the 122,375 stock options issued under the Plans, 62,840 were issued to employees under the Employee Plan and 59,535 were issued to directors under the Director Plan. A total of 30,547 shares are currently reserved for issuance pursuant to options under the Plans. A total of 35,120 shares are currently reserved for issuance pursuant to options under the Employee Stock Purchase Plan. All options have been adjusted to give effect to the 5% stock dividends paid on May 31, 2004 and August 26, 2005.

Certain Indebtedness and Related Transactions

The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates, collateral and repayment terms, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors at terms more favorable than could be obtained by non-executive employees of the Bank. The Bank’s policy concerning loans to executive officers and directors currently complies with applicable regulations.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Dixon Hughes PLLC (“Dixon Hughes”) has been appointed by the Audit Committee as the Company and the Bank’s independent auditor for the year ending December 31, 2006. This appointment has been ratified by the Board and is being submitted to the Company’s stockholders for ratification. Representatives of Dixon Hughes are expected to attend the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES AS INDEPENDENT AUDITOR FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Audit Fees Paid to Independent Auditor

      The following table represents fees for professional services rendered by Dixon Hughes for the audit of the Company and the Bank’s annual financial statements for the years ended December 31, 2005 and 2004 and fees billed for audit-related services, tax services and all other services rendered by Dixon Hughes for each of those fiscal years.

	Year ended December 31,
	2005	2004
Audit Fees[1]	$29,875	$34,000
Audit-Related Fees[2]	$9,526	$4,231
Tax Fees[3]	$5,341	$4,229
All Other Fees[4]	$0	$0
Total Fees	$44,742	$42,460
________________

[1]
These are fees paid or expected to be paid for professional services rendered for the audit of the Company and the Bank’s annual financial statements and for the reviews of the financial statements included in the Company and the Bank’s quarterly reports on Form 10-QSB, and for services normally provided in connection with statutory or regulatory filings or engagements.

[2]
These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above, including fees related to verification of collateral for FHLB advances and accounting consultations.

[3]
These are fees paid for professional services rendered for tax compliance, tax planning and tax advice, including assistance in the preparation of the Company and the Bank’s various federal, state and local tax returns, tax credit consultation and franchise tax return amendments.

[4]	These are fees paid for permissible work performed by Dixon Hughes that does not meet the above categories.

Pre-Approval of Audit and Permissible Non-Audit Services

All audited-related services, tax services and other services rendered in 2005 and 2004 were pre-approved by the Audit Committee, which concluded that the provision of those services by Dixon Hughes was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides for pre-approval of all audit and non-audit services to be provided by the Company and the Bank’s independent auditor. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

It is presently anticipated that the 2007 Annual Meeting of Stockholders will be held in May 2007. In order for stockholder proposals to be included in the proxy materials for that meeting, those proposals must be received by the Corporate Secretary of the Company at the Company’s main office not later than December 20, 2006, and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, a stockholder may commence his own proxy solicitation subject to the SEC’s rules on proxy solicitation and present a proposal from the floor at the 2007 Annual Meeting of Stockholders. In order to do so, the stockholder must notify the Corporate Secretary of the Company in writing, at the Company’s main office no later than March 5, 2007 of his or her proposal. If the Secretary of the Bank is not notified of the stockholder’s proposal by March 5, 2007, the Board may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board for the 2007 Annual Meeting.

The Company’s Bylaws provide that, in order to be eligible for consideration at a meeting of stockholders, all nominations of directors, other than those made by the Board, must be made in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, if less than 60 days notice of the meeting is given to stockholders, such nominations must be delivered to the Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

OTHER MATTERS

Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

MISCELLANEOUS

The Annual Report of the Company for the year ended December 31, 2005, which includes financial statements audited and reported upon by the Company’s independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

By Order of the Board of Directors

/s/ Norman B. Osborn

Wilson, North Carolina April 12, 2006	Norman B. Osborn President and Chief Executive Officer

THE FORM 10-KSB FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO THE COMPANY’S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: CB FINANCIAL CORPORATION, P. O. BOX 8189, WILSON, NORTH CAROLINA, 27893, ATTENTION: NORMAN B. OSBORN.

Appendix A

Audit Committee Charter
Adopted: June 8, 2005

Purpose

The principal purpose of the Audit Committee is to assist the Board of Directors of CB Financial Corporation (the “Company”) in fulfilling its responsibility to oversee: (i) the integrity of the Company’s financial statements; (ii) the Company’s financial reporting process; (iii) the Company’s systems of internal accounting and financial controls; (iv) the performance of the Company’s internal audit function and independent auditors; (v) the independent auditors’ qualifications and independence; and (vi) the Company’s compliance with its policies about ethical conduct and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee and each of the independent auditors, the internal auditors, and the management of the Company.

In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditors and to any advisers, including independent counsel, that the Committee chooses to engage.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Composition

The Committee shall be comprised of no fewer than three members of the Board. The members of the Committee shall be appointed and replaced by the Board.

The Committee’s members will meet the requirements of the applicable listing standards of the stock exchange or inter-dealer market on which the Company’s common stock is listed or qualified for quotation (“Listing Standards”), if any. Accordingly, all members of the Committee shall be directors who:

•	Have no relationship with the Company’s management or with the Company that may interfere with the exercise of their independent judgment;

•	Do not receive any consulting, advisory or other compensatory fee from the Company, other than in the members’ capacities as members of the Board or any of its committees;

•	Are not “affiliated persons” (as defined by applicable law or regulation) of the Company, other than as members of the Board; and

•	Are financially literate as required by applicable Listing Standards.

In the event that regulations of the Securities and Exchange Commission (“SEC”) impose more stringent requirements or are otherwise in conflict with the Listing Standards, such regulations shall be controlling under this Charter. In addition, at least one member of the Committee will have accounting or related financial management expertise and, to the extent practicable, be an “audit committee financial expert” (as that term is defined by the SEC) as determined by the Board.

The Committee shall meet at least twice per year, or more frequently as circumstances dictate. The Committee shall periodically meet separately with each of the Company’s management, internal auditors, and independent auditors to discuss issues and concerns warranting Committee attention. The Committee may delegate authority to any subcommittees created by it and composed of one or more of its members or individuals when appropriate. Any such subcommittee or individual acting under authority delegated by the Committee shall report any actions taken to the Committee at its next scheduled meeting. The Committee shall report regularly to the Board.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Financial Statement and Disclosure Matters

•
The Committee shall review and discuss with management and the independent auditors the annual audited financial statements, and disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K or 10-KSB, as applicable, from time to time, and the Annual Report to Stockholders.

•
The Committee shall review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q or 10-QSB, as applicable, from time to time, including the results of the independent auditors’ reviews of the quarterly financial statements.

•
The Committee shall periodically review with management and the independent auditors the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the independent auditors (i) how the Company’s accounting policies compare with those of other companies in the industry in which the Company is a participant and (ii) all alternative treatments of financial information within GAAP that have been discussed by management and the independent auditors, the ramifications of use of such alternative disclosures and treatments and the treatments preferred by the independent auditors.

•
The Committee shall periodically discuss with the independent auditors whether all material correcting adjustments identified by the independent auditors in accordance with GAAP and applicable SEC rules are reflected in the Company’s financial statements.

•
The Committee shall review with management and the independent auditors any material financial or other arrangements of the Company which are not reflected in the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that typically would be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

•
The Committee shall discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant changes in the Company’s selection or application of accounting principles, (ii) any material issues as to the adequacy of the Company’s internal controls, (iii) the development, selection and disclosure of critical accounting policies, practices and estimates, and (iv) any analyses of the effect of alternative accounting principles, assumptions, practices or estimates on the Company’s financial statements. Such discussions also shall address why any practices, estimates or policies have not been deemed critical.

•
The Committee shall review and discuss with management the Company’s public disclosures with respect to earnings, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or other participants in the securities markets.

•
The Committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as existing (or proposed) off-balance sheet structures on the Company’s financial statements.

•
The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•
The Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of an audit of the Company’s annual financial statements and other similar matters. In particular, the Committee shall discuss:

>	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

>	The management letter provided by the independent auditors and the Company’s response to that letter.

>
The independent auditors’ report on observations and recommendations on internal controls, the schedule of material adjustments and reclassifications proposed by the independent auditors in connection with an audit (and any adjustments and reclassifications not recorded), the independent auditors’ engagement letter and the independent auditors’ independence letter.

>
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	The Committee shall prepare its report as required by SEC regulations to be included in the Company’s annual proxy statement.

Oversight of the Company’s Relationship with the Independent Auditors

•
The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors in preparing or issuing any audit report or related work, including resolution of any disagreements between management and the independent auditors regarding financial reporting.

•
The Committee shall approve the engagement of the independent auditors and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the independent auditors. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•
On an annual basis, the Committee shall obtain from the independent auditors and review a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the independent auditors any disclosed relationships and their impact on the independent auditors’ independence, and take appropriate action regarding the independence of the independent auditors.

•	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

>	The independent auditors’ internal quality control procedures;

>
Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, and any steps taken to address such issues; and

>	All relationships between the independent auditors and the Company.

•
The Committee shall evaluate the qualifications, performance and independence of the independent auditors, including considering whether the independent auditors’ quality controls are adequate and the provision of permissible non-audit services is compatible with maintaining the independent auditors’ independence, while taking into account the opinions of the Company’s management and internal auditors. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditors.

•	The Committee shall recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors of the Company.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

•
The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Business Conduct and Ethics).

Oversight of the Company’s Internal Audit Function

•	The Committee shall review the appointment and replacement of the internal auditor.

•	The Committee shall review all significant reports to management prepared by the internal auditor and management’s responses.

•
The Committee shall discuss with the independent auditors the internal audit function, the internal auditors’ responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

•
The Committee shall periodically (and at least annually) discuss with management and the independent auditors the quality and adequacy of the Company’s internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or the Company’s ability to detect any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the independent auditors how the Company’s financial systems and controls compare with industry practices.

•	The Committee shall review annually management’s most recent assessment of the effectiveness of the Company’s internal controls and the independent auditors’ report on management’s assessment.

Compliance Oversight Responsibilities

•
The Committee shall review and approve a Code of Business Conduct and Ethics for senior financial and executive officers of the Company in accordance with applicable SEC regulations and such Code also shall be applicable to such other employees and agents of the Company as the Board or the Committee determines.

•
The Committee shall obtain reports from the Company’s management, internal auditor and independent auditors that the Company and its affiliates are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Committee shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	The Committee shall review reports and disclosures of insider and affiliated party transactions.

•
The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company and its subsidiary of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss with the Company’s general and other counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

•	The Committee shall evaluate its performance at least annually to determine whether it is functioning effectively.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CB FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006
10:00 a.m.

The undersigned hereby appoints the official proxy committee of CB Financial Corporation (the “Company”) comprised of all of the members of the Board of Directors of the Company, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at Something Different, 3342 Airport Boulevard, Wilson, North Carolina 27896, and at any and all adjournments thereof as follows:

	For	With- hold	For All Except
1. Approval of the election of the following named directors:

Thomas E. Brown III, Judy A. Muirhead, and David W. Woodard, who will serve as directors of the Company until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “For All Except” and write each of those nominees’ names in the space provided below.

	For	Against	Abstain
2. The ratification of Dixon Hughes PLLC as the Company’s independent auditor for the fiscal year ending December 31, 2006.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

 If a proxy is returned and no instructions are given, the proxy will be voted for each of the proposals. If instructions are given with respect to one but not all proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted for any proposal for which no instructions are given. If any other business that falls within the purposes set forth in the Notice of Annual Meeting is presented at the Annual Meeting, this proxy shall be voted in accordance with the proxy committee’s best judgment.

Please be sure to sign and date this Proxy in the box below.	Date
--------- Stockholder sign above ----------	------- Co-Holder (if any) sign above ------
Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

CB FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The above signed acknowledges receipt from the Company, prior to the election of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 12, 2006.

Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

PLEASE ACT PROMPTLY
SIGN, DATE, AND MAIL YOUR PROXY CARD TODAY

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, PLEASE READ THE INSTRUCTIONS BELOW.

Stockholders of record have two ways to vote:
1.	By mail; or
2.	By Internet.

An Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that Internet votes must be cast on or prior to May 24, 2006. It is not necessary to return this proxy if you vote by Internet. Please note that the last vote received, whether by Internet or by mail, will be the vote counted.

VOTE BY INTERNET
Anytime on or prior to May 24, 2006 go to:
http://www.thecornerstonebank.com/
Click on the link for proxy voting and follow the instructions. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.